Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Capitol Series Trust:

We consent to the use of our report dated October 26, 2016 with respect to the financial statements of the Capitol Series Trust – Preserver Alternative Opportunities Fund, incorporated by reference herein, and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

December 23, 2016